PACIFIC SELECT FUND
SPECIAL MEETINGS OF SHAREHOLDERS
(Unaudited)
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    In accordance with Rule 30e-1(b), under the Investment Company Act of 1940,
Pacific Select Fund (the "Fund") is required to furnish certain information regarding any matters submitted to a vote of the Fund's shareholders.



    Shareholders of record on February 24, 2004 representing 32,609,847.32 shares of the Small-Cap Equity Portfolio were notified that a Special Meeting of Shareholders (the "Meeting") would be held at the offices of the Fund on April 22, 2004 for the Small-Cap Equity Portfolio. 100% of the outstanding shares of the Portfolio were voted at the Meeting. A brief description of the matter voted upon as well as the voting results of the aforementioned
Meeting are outlined as follows:

Proposal:

To approve the Plan of Reorganization providing for the acquisition of all of the assets and liabilities of the Small-Cap Equity Portfolio by the Small-Cap Index Portfolio in exchange for shares of the Small-Cap Index Portfolio.


				Outstanding
			Votes For		 Votes Against		 Abstentions		   Shares
Portfolio		Number 		Percent* Number 	Percent* Number		Percent*   Number

Small-Cap Equity 	29,675,155.04	91.00%	 1,009,682.09	3.10%	 1,925,010.19	5.90%	   32,609,847.32



    Shareholders of record on September 20, 2004 representing 2,487,623,833.67 shares of the Pacific Select Fund and its Portfolios were notified that a Special Meeting of Shareholders (the "Meeting") would be held at the offices of the Fund on December 17, 2004. 100% of the outstanding shares of the Portfolio were voted at the Meeting. A brief description of the matter voted upon as well as the voting results of the aforementioned Meeting are outlined as follows:

Proposal #1 for all portfolios of Pacific Select Fund:
To elect ten nominees to the Fund's Board of Trustees.

											  Outstanding
			Votes For			 	Votes Against	  	  Shares
			Number 			Percent* 	Number 		Percent*  Number

Frederick L. Blackmon	2,432,343,425.11	97.78%		55,280,408.56	2.22%	2,487,623,833.67
Richard L. Nelson	2,426,353,776.49	97.54%		61,270,057.18	2.46%	2,487,623,833.67
Glenn S. Schafer	2,431,121,591.45	97.73%		56,502,242.22	2.27%	2,487,623,833.67
G. Thomas Willis	2,432,802,094.75	97.80%		54,821,738.92	2.20%	2,487,623,833.67
Cecilia H. Herbert	2,431,575,512.84	97.75%		56,048,320.83	2.25%	2,487,623,833.67
Lyman W. Porter		2,426,770,442.26	97.55%		60,853,391.41	2.45%	2,487,623,833.67
Thomas C. Sutton	2,431,751,481.28	97.75%		55,872,352.39	2.25%	2,487,623,833.67
Lucie H. Moore		2,430,928,970.95	97.72%		56,694,862.72	2.28%	2,487,623,833.67
Alan Richards		2,426,566,731.05	97.55%		61,057,102.62	2.45%	2,487,623,833.67
Nooruddin S. Veerjee	2,426,350,651.21	97.54%		61,273,182.46	2.46%	2,487,623,833.67

Proposal #2 for all portfolios of Pacific Select Fund:
To approve the Amended and Restated Investment Advisory Agreement between the Fund and Pacific Life to update the Agreement and to clarify the services to be provided by Pacific Life under the Agreement.

												 Outstanding
			Votes For		 Votes Against		 Abstentions		 Shares
Portfolio		Number 		Percent* Number 	Percent* Number		Percent* Number

Blue Chip		211,082,803.99	95.39%	4,322,851.33	1.95%	5,886,768.53	2.66%	221,292,423.85
Aggressive Growth 	8,415,911.71	92.09%	469,904.13	5.14%	252,753.50	2.77%	9,138,569.34
Diversified Research 	45,221,275.59	94.60%	1,215,325.40	2.54%	1,366,751.80	2.86%	47,803,352.79
Short Duration Bond 	125,797,516.02	96.22%	1,803,517.73	1.38%	3,133,922.58	2.40%	130,734,956.33
I-Net Tollkeeper 	13,439,010.78	93.09%	386,470.40	2.68%	610,734.59	4.23%	14,436,215.77
Financial Services 	 9,329,909.66	95.89%	173,938.32	1.79%	226,288.60	2.32%	9,730,136.58
Health Sciences 	13,599,882.78	95.37%	340,803.81	2.39%	319,839.15	2.24%	14,260,525.74
Technology 		19,691,601.96	93.49%	497,354.50	2.36%	873,616.01	4.15%	21,062,572.47
Focused 30 		10,195,184.34	93.51%	322,943.50	2.96%	384,915.08	3.53%	10,903,042.92
Growth LT 		89,282,928.25	94.36%	2,604,947.97	2.75%	2,730,742.28	2.89%	94,618,618.50
Mid-Cap Value 		83,640,548.93	94.78%	2,301,194.43	2.61%	2,306,105.31	2.61%	88,247,848.67
International Value 	130,506,728.15	95.32%	2,637,505.97	1.93%	3,771,066.67	2.75%	136,915,300.79
Capital Opportunities 	36,692,571.60	95.15%	832,737.01	2.16%	1,038,640.83	2.69%	38,563,949.44
International Large-Cap 205,400,772.36	95.40%	4,300,732.40	2.00%	5,602,440.00	2.60%	215,303,944.76
Equity Index 		55,942,977.11	95.01%	1,423,804.18	2.42%	1,511,504.99	2.57%	58,878,286.28
Small-Cap Index 	92,160,949.56	94.78%	2,710,482.20	2.79%	2,360,751.57	2.43%	97,232,183.33
Multi-Strategy		36,977,120.77	94.66%	988,010.79	2.53%	1,100,242.88	2.81%	39,065,374.44
Main Street Core 	65,176,587.63	95.36%	1,374,716.95	2.01%	1,800,292.56	2.63%	68,351,597.14
Emerging Markets	46,514,378.55	95.58%	1,002,538.69	2.06%	1,150,082.55	2.36%	48,666,999.79
Inflation Managed 	172,546,427.59	95.77%	3,153,971.51	1.75%	4,477,384.31	2.48%	180,177,783.41
Managed Bond 		248,065,928.08	95.70%	4,473,338.98	1.73%	6,655,554.95	2.57%	259,194,822.01
Small-Cap Value 	32,958,948.76	95.23%	733,553.46	2.12%	917,266.19	2.65%	34,609,768.41
Money Market 		120,682,805.00	94.66%	2,712,919.40	2.13%	4,091,893.83	3.21%	127,487,618.23
High Yield Bond 	112,042,202.68	95.12%	2,505,465.08	2.13%	3,235,554.48	2.75%	117,783,222.24
Equity Income 		19,332,529.55	95.03%	524,056.86	2.58%	485,778.57	2.39%	20,342,364.98
Equity			19,496,257.71	93.90%	632,297.47	3.05%	633,375.20	3.05%	20,761,930.38
Aggressive Equity 	23,500,293.35	93.39%	613,013.53	2.44%	1,050,184.67	4.17%	25,163,491.55
Large-Cap Value 	195,936,186.45	95.36%	4,384,597.63	2.14%	5,144,516.71	2.50%	205,465,300.79
Comstock 		63,192,399.83	95.17%	1,338,850.22	2.01%	1,870,266.15	2.82%	66,401,516.20
Real Estate 		31,888,311.26	94.20%	999,005.63	2.95%	965,750.71	2.85%	33,853,067.60
Mid-Cap Growth 		28,860,278.78	92.57%	1,130,421.80	3.63%	1,186,348.36	3.80%	31,177,048.94


Proposal #3 for all portfolios of Pacific Select Fund except the Short Duration Bond,
Equity Income and Small-Cap Value Portfolios:
To change and combine fundamental investment restrictions (ii) and (iii) regarding portfolio diversification into a single fundamental investment restriction that is consistent with the requirements of the Investment Company Act of 1940, as amended.

												 Outstanding
			Votes For		 Votes Against		 Abstentions		 Shares
Portfolio		Number 		Percent* Number 	Percent* Number		Percent* Number

Blue Chip 		211,397,044.47	95.53%	3,530,180.07	1.60%	6,365,199.31	2.87%	221,292,423.85
Aggressive Growth 	8,428,368.90	92.23%	278,333.78	3.05%	431,866.66	4.72%	9,138,569.34
Diversified Research 	45,397,045.51	94.97%	1,065,189.92	2.23%	1,341,117.36	2.80%	47,803,352.79
I-Net Tollkeeper 	13,371,397.03	92.62%	506,705.78	3.51%	558,112.96	3.87%	14,436,215.77
Financial Services 	9,290,827.85	95.48%	171,019.57	1.76%	268,289.16	2.76%	9,730,136.58
Health Sciences 	13,398,445.95	93.95%	484,524.56	3.40%	377,555.23	2.65%	14,260,525.74
Technology 		19,399,233.90	92.10%	541,673.85	2.57%	1,121,664.72	5.33%	21,062,572.47
Focused 30		10,124,007.15	92.86%	371,878.27	3.41%	407,157.50	3.73%	10,903,042.92
Growth LT 		89,501,358.34	94.59%	2,256,100.73	2.38%	2,861,159.43	3.03%	94,618,618.50
Mid-Cap Value 		83,889,220.08	95.06%	2,000,948.17	2.27%	2,357,680.42	2.67%	88,247,848.67
International Value 	130,299,557.88	95.17%	2,507,409.27	1.83%	4,108,333.64	3.00%	136,915,300.79
Capital Opportunities 	36,757,616.95	95.32%	691,800.26	1.79%	1,114,532.23	2.89%	38,563,949.44
International Large-Cap 205,693,239.89	95.53%	3,828,588.07	1.78%	5,782,116.80	2.69%	215,303,944.76
Equity Index 		55,850,748.93	94.86%	1,469,586.68	2.50%	1,557,950.67	2.64%	58,878,286.28
Small-Cap Index 	92,385,482.05	95.02%	2,279,157.65	2.34%	2,567,543.63	2.64%	97,232,183.33
Multi-Strategy 		36,872,069.93	94.38%	1,002,693.36	2.57%	1,190,611.15	3.05%	39,065,374.44
Main Street Core 	64,934,605.96	95.00%	1,462,971.67	2.14%	1,954,019.51	2.86%	68,351,597.14
Emerging Markets 	46,533,962.41	95.62%	952,251.65	1.95%	1,180,785.73	2.43%	48,666,999.79
Inflation Managed 	172,482,171.13	95.73%	2,910,872.03	1.61%	4,784,740.25	2.66%	180,177,783.41
Managed Bond 		248,042,230.17	95.70%	4,122,230.43	1.59%	7,030,361.41	2.71%	259,194,822.01
Money Market 		120,651,372.98	94.64%	2,612,421.22	2.05%	4,223,824.03	3.31%	127,487,618.23
High Yield Bond		111,790,113.21	94.91%	2,366,142.98	2.01%	3,626,966.05	3.08%	117,783,222.24
Equity 			19,516,984.38	94.00%	495,175.74	2.39%	749,770.26	3.61%	20,761,930.38
Aggressive Equity 	23,343,696.56	92.77%	738,771.98	2.93%	1,081,023.01	4.30%	25,163,491.55
Large-Cap Value 	196,205,653.57	95.49%	3,628,883.82	1.77%	5,630,763.40	2.74%	205,465,300.79
Comstock 		63,400,338.30	95.48%	1,102,907.06	1.66%	1,898,270.84	2.86%	66,401,516.20
Real Estate 		31,862,553.34	94.12%	968,227.17	2.86%	1,022,287.09	3.02%	33,853,067.60
Mid-Cap Growth 		28,939,862.32	92.82%	997,916.30	3.20%	1,239,270.32	3.98%	31,177,048.94

Proposal #4 for the Growth LT Portfolio:
To change the investment goal of the Growth LT Portfolio to seek long-term growth of capital.

												 Outstanding
			Votes For		 Votes Against		 Abstentions		 Shares
Portfolio		Number 		Percent* Number 	Percent* Number		Percent* Number

Growth LT 		89,614,333.33	94.71%	2,299,807.46	2.43%	2,704,477.71	2.86%	94,618,618.50

Proposal #5 for the I-Net Tollkeeper Portfolio:
To change the I-Net Tollkeeper Portfolio from a diversified portfolio to a non-diversified portfolio.

												 Outstanding
			Votes For		 Votes Against		 Abstentions		 Shares
Portfolio		Number 		Percent* Number 	Percent* Number		Percent* Number

I-Net Tollkeeper	12,992,899.06	90.00%	998,899.45	6.92%	444,417.26	3.08%	14,436,215.77


* Based on total shares outstanding.

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